UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 11, 2007

OKLAHOMA GAS AND ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

OGE Energy Corp. is the parent company of Oklahoma Gas and Electric Company (the “Company”), a regulated electric utility with approximately 759,000 customers in Oklahoma and western Arkansas.

On October 11, 2007, the Company announced that each of the parties in the proposed construction of the 950 megawatt Red Rock generating unit has agreed to terminate agreements to build and operate the plant. This announcement followed the Oklahoma Corporation Commission’s (”OCC”) issuance of an order on October 11, 2007 verifying the OCC’s verbal decision in September to deny pre-approval for construction of the Red Rock facility. In the order, the OCC indicated that both Public Service Company of Oklahoma and the Company will need more electric generating capacity in the next few years, but also asserted that not enough consideration was given to solutions other than Red Rock. The related press release is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Press release dated October 11, 2007, announcing OG&E, PSO and OMPA terminate Red Rock plant agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      OKLAHOMA GAS AND ELECTRIC COMPANY

(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

October 15, 2007

Exhibit 99.01

OG&E, PSO and OMPA terminate Red Rock plant agreements

OKLAHOMA CITY – OG&E Electric Services, Public Service Company of Oklahoma and the Oklahoma Municipal Power Authority announced today that each of the parties in the proposed construction of the 950-megawatt Red Rock generating unit has agreed to terminate agreements to build and operate the plant.

The announcement followed the Oklahoma Corporation Commission’s issuance earlier in the day of an Order verifying the Commission’s verbal decision in September to deny pre-approval for construction of the Red Rock facility. In today’s Order the Commission indicated that both PSO and OG&E will need more electric generating capacity in the next few years, but also asserted that not enough consideration was given to solutions other than Red Rock.

“We continue to believe that a jointly-owned Red Rock plant represented a unique opportunity for three Oklahoma utilities to maintain a balanced generation portfolio and hold down future energy costs,” said Pete Delaney, OGE Energy Corp. chairman, president and CEO. “Unfortunately, as we said consistently throughout this process, it is not feasible to construct a plant of this size without the Commission’s blessing. We will now turn our attention to developing alternative, albeit less attractive, baseload generation options.”

OG&E estimates its share of costs in the planning phase of the Red Rock project to be between $18 million and $20 million. The company intends to seek regulatory recovery of those costs.

OG&E, serving more than 758,000 customers in Oklahoma and western Arkansas, is a subsidiary of Oklahoma City-based OGE Energy Corp. (NYSE: OGE). OGE Energy also is the parent company of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma.